UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2020

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 31, 2020, pursuant to the previously-announced Stock Purchase Agreement, dated October 9, 2019 (the “Stock Purchase Agreement”), among AT&T Corp., AT&T International Holdings, LLC and SBC Telecom, Inc. (collectively, the “Sellers”), Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) and Liberty Latin America’s wholly-owned subsidiary, Liberty Communications PR Holding LP (f/k/a Leo Cable LP) (the “Buyer”), Liberty Latin America completed its acquisition of AT&T’s wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands (the “Acquisition Assets”). The Acquisition Assets provide consumer mobile and B2B services in Puerto Rico and mobile services in the U.S. Virgin Islands.

Under the terms of the Stock Purchase Agreement, LLA acquired all of the outstanding shares of capital stock (the “Acquisition”) of Beach Holding Corporation, which owns the Acquisition Assets through its wholly-owned subsidiaries AT&T Mobility Puerto Rico Inc. and AT&T Mobility USVI Inc. The Acquisition was structured as an all-cash transaction based on an unadjusted purchase price of $1.95 billion, with an adjusted purchase price of approximately $1.9 billion paid at closing, subject to post-closing adjustment as provided in Stock Purchase Agreement.

The above description of the Stock Purchase Agreement and the Acquisition is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which was filed as Exhibit 99.1 to LLA's Current Report on Form 8-K, filed with the SEC on October 15, 2019, and is incorporated herein by reference. Such description is not intended to provide any other information about Liberty Latin America, the Buyer, the Sellers or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purpose of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Liberty Latin America, the Buyer, the Sellers or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Latin America or AT&T or any of the parties to the Stock Purchase Agreement. Accordingly, investors should not read the representations and warranties in the Stock Purchase Agreement in isolation, but only in conjunction with the other information about Liberty Latin America, AT&T and their respective subsidiaries and affiliates that is included in reports, statements and other filings made by Liberty Latin America and AT&T with the Securities and Exchange Commission (“SEC”), which are available at no charge at the SEC’s website (www.sec.gov).

Item 7.01     Regulation FD Disclosure

The information contained in the Press Release attached hereto as Exhibit 99.2 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(a) Financial statements of business acquired

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information

The pro forma financial information required by this item will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Exhibit Name

99.1
Stock Purchase Agreement, dated October 9, 2019, by and among AT&T Corp, AT&T International Holdings, LLC, SBC Telecom, Inc., Leo Cable LP and, for the limited purpose specified therein, Liberty Latin America Ltd. pursuant to Instruction 4 to Item 1.01 of Form 8-K, the schedules and exhibits to the Stock Purchase Agreement have been omitted (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by LLA on October 15, 2019).

99.2	Press Release, dated November 2, 2020.
101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ MICHAEL D. OLIVER
Michael D. Oliver
Vice President, Global Financial Reporting

Date: November 5, 2020